UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 24, 2004

Environmental Tectonics Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-10655	23-1714256

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

County Line Industrial Park, Southampton, Pennsylvania	18966

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 355-9100

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

          On August 24, 2004, Environmental Tectonics Corporation (“ETC”) entered into an Amendment to its Credit Agreement with PNC Bank, National Association (“PNC Bank”), dated as of February 18, 2003 (the “PNC Credit Amendment Agreement”). Pursuant to the PNC Credit Agreement Amendment, PNC Bank waived certain Events of Default under the Credit Agreement between ETC and PNC Bank and, in connection therewith, PNC Bank reduced the amount of financing available to ETC to $5,000,000, subject to the terms and conditions of the PNC Credit Agreement Amendment. Also, H.F. Lenfest executed a Limited Guaranty Agreement guaranteeing certain obligations of ETC to PNC Bank and, in connection therewith, ETC issued a Stock Purchase Warrant to H.F. Lenfest pursuant to which Mr. Lenfest is entitled to purchase up to 200,000 shares of ETC common stock at an exercise price equal to the lesser of $4.00 per share or 2/3 of the average daily high and low closing price of ETC’s common stock during the 25 day trading period immediately preceding the date of exercise. Copies of these documents are attached as Exhibits 4.1, 10.1, 10.2 and 10.3.

Item 9.01. Entry into a Material Definitive Agreement.

(c) Exhibits.

     The following exhibits are filed herewith:

4.1	Stock Purchase Warrant, dated September 7, 2004, issued by ETC in favor of H.F. Lenfest.

10.1	Amendment to Credit Agreement, dated as of August 24, 2004, between ETC and PNC Bank, National Association.

10.2	Second Amended and Restated Revolving Credit Note, dated August 24, 2004, issued by ETC in favor of PNC Bank, National Association.

10.3	Limited Guaranty Agreement, dated as of August 24, 2004 of H.F. Lenfest in favor of PNC Bank, National Association.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION
Registrant

Date: September 8, 2004	By	/s/	Duane D. Deaner

Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX

     The following exhibits are filed herewith:

4.1	Stock Purchase Warrant, dated September 7, 2004, issued by ETC in favor of H.F. Lenfest.

10.1	Amendment to Credit Agreement, dated as of August 24, 2004, between ETC and PNC Bank, National Association.

10.2	Second Amended and Restated Revolving Credit Note, dated August 24, 2004, issued by ETC in favor of PNC Bank, National Association.

10.3	Limited Guaranty Agreement, dated as of August 24, 2004 of H.F. Lenfest in favor of PNC Bank, National Association.